UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 6, 2024

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Arkwright Road
2nd Floor
Macon, Georgia 31210

(Address of principal executive offices and zip code)
(478) 822-2801

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	BLBD	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 6, 2024, Mr. Britton Smith, currently President of Blue Bird Corporation (the “Company”), voluntarily resigned from his employment with the Company effective September 28, 2024 (the “Effective Date”), for personal reasons. Mr. Smith also resigned from the Board of Directors effective immediately.

The Board of Directors approved severance benefits for Mr. Smith equal to his Fiscal 2024 cash bonus under the Company’s annual Management Incentive Plan (“MIP”), 38 days’ additional pay as a lump sum in lieu of Mr. Smith’s working out his 60 day notice period past the Effective Date, 12 months’ salary continuation after the Effective Date and up to 12 months’ COBRA coverage, conditioned upon his execution of a release agreement and continued compliance with his existing restrictive covenants, principally related to confidentiality, non-solicitation and non-competition. These benefits were agreed to between the Company and Mr. Smith in two separate agreements, the “Separation and Severance Agreement” and the “Separation and Severance Agreement ADEA/OWPA” which will be filed as exhibits to the Company’s fiscal 2024 Annual Report on Form 10-K.

(c) As a result of the event described above in subsection (b), on September 6, 2024, the Board of Directors of the Company appointed Mr. Philip Horlock, currently our Chief Executive Officer (“CEO”), as President and CEO of the Company effective September 28, 2024. Mr. Horlock has agreed to continue as President and CEO on the same terms of employment as contained in his current employment agreement. The Company had previously reported that Mr. Horlock was to resign as CEO effective as of close of business on September 28, 2024.

(e) Please see the second paragraph of subsection (b) above for a summary of the severance benefits payable to Mr. Smith authorized by the Board of Directors, which is incorporated herein by reference.

Item 8.01    Other Events.

We issued a press release on September 9, 2024, announcing the events reported in this Current Report on Form 8-K, a copy of which is furnished as Exhibit 99.1 to this Report.

Item 9.01    Financial Statement and Exhibits.

(d)    Exhibits.

99.1    Press Release dated September 9, 2024, announcing certain management and Board changes at the Company.

104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

By:	/s/ Ted Scartz
Name:	Ted Scartz
Title:	Senior Vice President and General Counsel
Dated: September 9, 2024